Exhibit 1
April 4, 2011
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Sotera Defense Solutions, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

A. Damian Perl
By:	/s/ Lisa Broome
	Name:	Lisa Broome
	Title:	Attorney-in-Fact*

Contego Systems LLC
By:	/s/ Lisa Broome
	Name:	Lisa Broome
	Title:	Attorney-in-Fact*

Kende Holding kft
By:	/s/ Lisa Broome
	Name:	Lisa Broome
	Title:	Attorney-in-Fact*

GLOBAL Strategies Group Holding, S.A.
By:	/s/ Lisa Broome
	Name:	Lisa Broome
	Title:	Attorney-in-Fact*

*	Signed pursuant to a Power of Attorney dated February 14, 2010 included as an Exhibit to the Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010.